As filed with the Securities and Exchange Commission on August 5, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROADWIND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	3360	88-0409160
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

47 East Chicago Avenue, Suite 332

Naperville, IL 60540

(630) 637-0315

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J.D. Rubin

Vice President, General Counsel and Secretary

Broadwind Energy, Inc.

47 East Chicago Avenue, Suite 332

Naperville, IL 60540

(630) 637-0315

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Verigan

Andrea L. Reed

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (3)
Common stock, par value $.001 per share
Preferred stock, par value $.001 per share
Debt Securities (4)
Warrants (5)
Stock Purchase Contracts (6)
Stock Purchase Units (7)
Total aggregate amount of securities to be registered	$75,000,000	—	$75,000,000	$8,708

(1) This registration statement covers such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units of the registrant with an aggregate initial offering price not to exceed $75 million. The securities registered hereunder are to be issued from time to time and at prices to be determined. The securities registered hereunder also include securities that may be purchased by underwriters to cover over-allotments, if any.

(2) Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.E of Form S-3.

(3) Calculated pursuant to Rule 457(o) under the Securities Act of 1933.

(4) Also includes such indeterminate number or amount of debt securities, common stock, preferred stock, warrants, stock purchase contracts and stock purchase units as may be issued upon conversion or exchange of securities registered hereby, for which no additional consideration will be received by us.

(5) Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for debt securities, preferred stock or common stock registered hereby.

(6) Stock purchase contracts may be issued separately or as stock purchase units.

(7) Stock purchase units may consist of a stock purchase contract and debt securities or preferred stock registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS (Subject to Completion) dated August 5, 2011

The information contained in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$75,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We may offer and sell, from time to time in one or more offerings, common stock, preferred stock, debt securities, warrants, stock purchase contracts and stock purchase units for an aggregate initial offering price not exceeding $75,000,000 from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time we offer securities using this prospectus, we will provide specific terms of the offering in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus, carefully before you invest.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “BWEN.” On August 4, 2011, the last reported sale price of our common stock was $1.34 per share. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek the listing of any such securities, the prospectus supplement will identify the exchange or market.

Our principal executive office is located at 47 East Chicago Avenue, Suite 332, Naperville, IL 60540. Our phone number is (630) 637-0315 and our website address is www.broadwindenergy.com. Information contained on our website does not constitute part of this prospectus.

Investing in our securities involves substantial risks. You should carefully consider the information referenced to under “Risk Factors” beginning on page 1.

This prospectus may not be used to offer to sell any securities unless accompanied by a prospectus supplement.

We will sell securities offered using this prospectus directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2011

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ABOUT THIS PROSPECTUS

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document.  This information, other than exhibits to documents that are not specifically incorporated by reference in this prospectus, is available to you without charge upon written or oral request to:  Broadwind Energy, Inc., 47 East Chicago Avenue, Suite 332, Naperville, Illinois, 60540, Attention: Corporate Secretary, telephone number (630) 637-0315.

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, we may offer from time to time, in one or more offerings, any combination of the securities described in this prospectus having an aggregate initial offering price of up to $75,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities using this prospectus, we will provide you with a prospectus supplement that describes the specific amounts and prices of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated and deemed to be incorporated by reference in this prospectus and the additional information described below under the heading “Where You Can Find More Information.”  Unless we state otherwise, “Broadwind Energy,” “Broadwind,” the “Company,” “we,” “us” and “our” refer to Broadwind Energy, Inc. and its wholly-owned subsidiaries.

You should rely only on the information incorporated or deemed to be incorporated by reference or provided in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition and results of operations may have changed since that date. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Information contained on our website does not constitute a part of this prospectus.

We obtained the industry, market and competitive position data used in this prospectus from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Forecasts and estimates involve risks and uncertainties and are subject to change based on various factors, including those referenced under the heading “Risk Factors” in this prospectus.

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THE COMPANY

Broadwind provides technologically advanced high-value products and services to energy, mining and infrastructure sector customers, primarily in the United States. Our most significant presence is within the U.S. wind industry, where we believe we are the only independent company that offers our breadth of products and services to the market. Our product and service portfolio provides our customers, including wind turbine manufacturers, wind farm developers and wind farm operators, with access to a broad array of component and service offerings. Outside of the wind market, we provide precision gearing and specialty weldments to industrial customers, particularly in the energy, mining and infrastructure sectors.

For additional information concerning our business, please refer to the documents incorporated by reference that are listed under the caption “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and in the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See also “Special Note Regarding Forward-Looking Statements” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made or incorporated by reference in this prospectus are “forward-looking statements”—that is, statements related to future, not past, events— within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, including, but not limited to, those risk factors identified in the documents incorporated by reference into this prospectus, that could cause our actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Our forward-looking statements may include or relate to the following: (i) our plans to continue to grow our business through organic growth and integration of previous and future acquisitions; (ii) our beliefs with respect to the sufficiency of our liquidity and our plans to evaluate alternate sources of funding if necessary; (iii) our expectations relating to state, local and federal regulatory frameworks affecting the wind energy industry, including the extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards; (iv) our expectations relating to construction of new facilities, expansion of existing facilities and sufficiency of our existing capacity to meet the demands of our customers and support expectations regarding our growth; (v) our plans with respect to the use of proceeds from financing activities and our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow; (vi) our beliefs and expectations relating to the economy and the potential impact it may have on our business, including our customers; (vii) our beliefs regarding the state of the wind energy market generally; and (viii) our expectations relating to the impact of pending litigation as well as environmental compliance matters. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents that we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to those documents and that the information included in those documents is considered part of this prospectus. The following documents filed with the SEC are incorporated by reference into this prospectus, unless otherwise indicated:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2010;

•                  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•                  Our Current Reports on Form 8-K filed on January 10, 2011, March 10, 2011, March 29, 2011 and May 9, 2011 (item 5.07 only); and

•                  The description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on April 8, 2009 (File No. 001-34278).

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering or offerings of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in a subsequently filed document which is incorporated or deemed to be incorporated herein modifies or supersedes such statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our securities, you should refer to the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete; reference is made in each instance to the copy of such contract or any other document filed as an exhibit to the registration statement. Each such statement is qualified in all respects by such reference to such exhibit.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports and documents that have been incorporated by reference in this prospectus contained in the registration statement but not delivered with the prospectus. We will provide these documents, at no cost to the requestor, upon written or oral request directed to: Broadwind Energy, Inc., 47 East Chicago Avenue, Suite 332, Naperville, Illinois, 60540, Attention: Corporate Secretary, telephone number (630) 637-0315.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. All documents we file with the SEC, including the registration statement of which this prospectus forms a part and the exhibits thereto may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The registration statement and other information filed by us with the SEC, including the documents incorporated by reference in the prospectus, are also available at the SEC’s website at http://www.sec.gov, as well as on our website, www.broadwindenergy.com. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our securities.

After the offering or offerings contemplated by this prospectus, we will continue to be subject to the proxy solicitation rules, annual and periodic reporting requirements, restrictions of stock purchases and sales by affiliates and other requirements of the Exchange Act. We will furnish our stockholders with annual reports containing audited financial statements certified by independent auditors and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures, working capital, repayment or reduction of long-term and short-term debt and the financing of acquisitions. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purposes.

RATIOS

Our deficiency of earnings to fixed charges for each of the periods indicated are set forth below (dollars in thousands). The information set forth below should be read together with the financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, incorporated by reference into this prospectus.

	Three Months Ended March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006
Deficiency of earnings to fixed charges	$4,030	$69,963	$108,397	$24,395	$4,419	$2,735
Ratio of earnings to fixed charges	-	-	-	-	-	-

This table also sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing losses by fixed charges, which resulted in a negative ratio for all periods indicated. For the purposes of computing the ratio of earnings to fixed charges, losses consist of loss before income taxes plus fixed charges. Fixed charges consist of interest expense, debt cost amortization and that portion of rental expense we deem to represent interest.  The estimate of interest within rental expense is estimated to be one-third of rental expense.  Our earnings and fixed charges include the earnings and fixed charges of Broadwind and its subsidiaries considered as one enterprise.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and provisions of the Company’s certificate of incorporation and bylaws.  This description is only a summary.  You should read and refer to the Company’s certificate of incorporation and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference.

Authorized Capital Stock

The Company’s authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of stock, par value $0.001 per share, which may be designated as one or more series of preferred stock by resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

Common Stock

Voting.  The holders of common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote.  Generally, all matters to be voted on by stockholders must be approved by a majority in voting power of the stock having voting power present in person or represented by proxy.  However, questions governed expressly by provisions of the certificate of incorporation, bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law.  The election of directors shall be by plurality vote, and there is no cumulative voting for the election of directors.

Dividend Rights.  The holders of common stock will be entitled to such dividends and other distributions of cash or any other right or property as may be declared by the Board of Directors out of the assets or funds legally available for such dividends or distributions.

Liquidation Rights.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of common stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of liabilities.  If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.

Conversion, Redemption and Preemptive Rights.  The Company’s certificate of incorporation provides that holders of common stock shall not have any preference, preemptive right, or right of subscription, other than to the extent, if any, the Board of Directors may determine from time to time.

Listing.  Our common stock is listed on the NASDAQ Global Select Market under the symbol “BWEN.”

Preferred Stock

Our board of directors has the authority to issue up to ten million (10,000,000) shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval, none of which are outstanding. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•                  the title of the series and stated value;

•                  the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;

•                  the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;

•                  the date from which dividends on the preferred stock will accumulate, if applicable;

•                  any procedures for auction and remarketing;

•                  any provisions for a sinking fund;

•                  any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;

•                  any securities exchange listing;

•                  any voting rights and powers;

•                  whether interests in the preferred stock will be represented by depository shares;

•                  the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;

•                  a discussion of any material U.S. federal income tax considerations;

•                  the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;

•                  any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws. The Company’s certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, Chief Executive Officer, or the Secretary of the Company.  Stockholders are not permitted to call, or to require that the Board of Directors call, a special meeting of stockholders.  In addition, our authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Takeover Statute. The Company’s certificate of incorporation provides that the Company will not be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.  In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue from time to time in the form of one or more series of debt securities. We may offer secured or unsecured debt securities which may be senior or subordinated and which may be convertible. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The debt securities will be issued under one or more indentures to be entered into between us and one or more trustees. References herein to the “indenture” and the “trustee” refer to the applicable indenture and the applicable trustee pursuant to which any particular series of debt securities is issued. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended. We may issue senior, subordinated and convertible debt securities under the same indenture.

The following summary of selected provisions of the indenture and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable form of indenture and the applicable form of certificate evidencing the debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of certificate for the debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the certificates evidencing the debt securities (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture),  which provisions, including defined terms, are incorporated by reference in this prospectus.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•                              the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•                              any limit upon the aggregate principal amount of the debt securities;

•                              whether the debt securities will be issued as registered securities, bearer securities or both, and any restrictions on the exchange of one form of debt securities for another and on the offer, sale and delivery of the debt securities in either form;

•                              the date or dates on which the principal amount of the debt securities will mature;

•                              if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•                              if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•                              the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•                              any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•                              any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•                              if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any bearer securities will be issuable, if other than the denomination of $5,000;

•                              if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•                              the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•                              the name and location of the corporate trust office of the applicable trustee under the indenture for such series of notes;

•                              if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•                              if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•                              the designation of the original currency determination agent, if any;

•                              if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•                              if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•                              if other than as set forth in an indenture, provisions for the satisfaction and discharge or defeasance or covenant defeasance of that indenture with respect to the debt securities issued under that indenture;

•                              the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•                              whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

•                              whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary and, if applicable, the exchange date;

•                              if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities, bearer securities or will be in global form and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•                              the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•                              whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•                              whether the debt securities will be convertible and the terms of any conversion provisions;

•                              the forms of the debt securities; and

•                              any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, shares of common stock or shares of preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

•                  the title of the warrants;

•                  the aggregate number of warrants offered;

•                  the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•                  the exercise price of the warrants;

•                  the dates or periods during which the warrants are exercisable;

•                  the designation and terms of any securities with which the warrants are issued;

•                  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•                  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•                  any minimum or maximum amount of warrants that may be exercised at any one time;

•                  any terms relating to the modification of the warrants; and

•                  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, securing the holders’ obligations to purchase the shares of common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•   through underwriters, dealers or remarketing firms;

•   directly to one or more purchasers, including to a limited number of institutional purchasers; or

•   through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close any related short positions. We may also loan or pledge securiteis covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities covered by this prospectus and the applicable prospectus supplement.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, among other things:

•   the terms of the offering;

•   the price of the securities;

•   the proceeds to us from the sale;

•   the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•   any over-allotment options under which underwriters may purchase additional securities from us;

•   any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•   any discounts or concessions which may be allowed or reallowed or paid to dealers.

Underwriters and Agents

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If the dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transactions will be set forth in the applicable prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing, transactions, short, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on the NASDAQ Global Select Market or otherwise.

Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of the offered securities. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the offering proceeds.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by our counsel, Sidley Austin LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Broadwind Energy, Inc. and subsidiaries and management’s assessment of the effectiveness of internal control over financial reporting have been incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2010 in reliance upon the report of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$ 75,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

PROSPECTUS (subject to completion)

   , 2011

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is a table of the registration fee for the SEC and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in the registration statement, other than underwriting discounts and commissions:

Securities and Exchange Commission Registration Fee		$8,708
Printing Expenses	$	*
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Total	$	*

(*) These fees and expenses will vary depending on the number of offerings and the terms of such offerings, and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Delaware Law

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Sections 145(a) and (b) of the DGCL provide that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a derivative action)), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by Section 145 of the DGCL. Section 145(e) of the DGCL further provides that such expenses (including attorneys’ fees) incurred by former directors and officers or other employees or agents of the corporation may be so paid upon such terms and conditions as the corporation deems appropriate.

Section 145(g) of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Charter and Bylaw Provisions and Other Arrangements

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately by a court of competent jurisdiction that such person is not entitled to be indemnified by us. Under Article XI of our certificate of incorporation, we may maintain insurance on behalf of any person who is or was a director or officer of us, or is or was serving at the request of us as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not we have the power in indemnify such person.  Pursuant to Section 145 of the DGCL and our certificate of incorporation, we maintain directors’ and officers’ liability insurance coverage.

In addition, as permitted by the DGCL, our certificate of incorporation provides that no director will be liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:

•                  any breach of his or her duty of loyalty to us or our stockholders;

•                  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•                  any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.

In addition to the provisions of our certificate of incorporation and bylaws described above, we have entered into indemnification agreements with our directors and certain officers to indemnify such directors and officers to the fullest extent permitted by our certificate of incorporation and bylaws.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16.  Exhibits and Financial Statement Schedules

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 17.  Undertakings

(a)                             The undersigned registrant hereby undertakes:

(1)                                            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                            That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                            That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)                                 The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on August 5, 2011.

BROADWIND ENERGY, INC.

By:	/s/ PETER C. DUPREY
	Name:	Peter C. Duprey
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J.D. Rubin, Peter C. Duprey and Stephanie K. Kushner, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Capacity	Date

/s/ PETER C. DUPREY	Chief Executive Officer and Director	August 5, 2011
Peter C. Duprey	(Principal Executive Officer)

/s/ STEPHANIE K. KUSHNER	Chief Financial Officer (Principal Financial	August 5, 2011
Stephanie K. Kushner	Officer and Principal Accounting Officer)

/s/ DAVID REILAND	Chairman of the Board	August 5, 2011
David Reiland

/s/ CHARLES H. BEYNON	Director	August 5, 2011
Charles H. Beynon

/s/ WILLIAM T. FEJES, JR.	Director	August 5, 2011
William T. Fejes, Jr.

/s/ TERENCE P. FOX	Director	August 5, 2011
Terence P. Fox

/s/ THOMAS A. WAGNER	Director	August 5, 2011
Thomas A. Wagner

I. EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION
1.1	*	Form of Underwriting Agreement

4.1		Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008)

4.2		Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 5, 2010)

4.3	*	Form of Certificate of Designation, including specimen certificate (relating to the preferred stock registered hereby)

4.4		Form of Indenture

4.5	*	Form of Warrant Agreement (including form of warrant certificate)

4.6	*	Form of Stock Purchase Contract (including form of stock purchase contracts and/or stock purchase units, if any)

5.1		Opinion of Sidley Austin LLP

12.1		Statement of computation of ratio of earning to fixed charges

23.1		Consent of Grant Thornton LLP

23.2		Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1		Power of Attorney (included in signature page)

25.1	*	Statement of Eligibility of Trustee on Form T-1

* To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Exchange Act and incorporated by reference herein.